Exhibit 99.2

James W. Griffith President & CEO

Fuel Efficient Solutions

Maintenance Solutions

Keys to Competitiveness Customer-driven innovation A focus on performance An adaptive management capability

Company at Glance $3.8 billion 2003 sales

Integration Cost Savings $28 million saved to date $80 million target

2003 Achievements $174 million in new products

2003 Achievements Market expansion in China

2003 Achievements Advanced Green Components joint venture

2003 Achievements 40% debt-to-capital ratio

2002 2003 Net Sales 2550 3788 2003 Results 2002 2003 EPS 0.87 0.67

'03 Challenges '04 Opportunities Automotive manufacturing profitability Productivity improving 4th quarter

'03 Challenges '04 Opportunities Continued sluggish Industrial markets Industrial market recovery and global growth opportunities

'03 Challenges '04 Opportunities Steel raw material cost increases New surcharges and price increases

First Quarter 2004

Keys to Competitiveness Customer-driven innovation A focus on performance An adaptive management capability


Boundless
Opportunities
James W. Griffith
President & CEO
TIMKEN

Fuel Efficient Solutions




Maintenance
Solutions



Keys to Competitiveness

- Customer-driven innovation
- A focus on performance
- An adaptive management capability

Company at Glance

- **$3.8 billion 2003 sales**



Integration Cost Savings

- $28 million saved to date
- $80 million target


TIMKEN
From Missouri
to Mars—
A Century of
Leadership in
Manufacturing
PROGRESS
THROUGH
PRECISION
THE FIRST 125 YEARS
The Torrington Company

2003 Achievements

- $174 million in new products


TIMKEN
StatusCheck

2003 Achievements

- **Market expansion in China**


TIMKEN
NSK
铁姆肯-恩斯克轴承(苏州)有限公司
Timken-NSK Bearings (Suzhou) Co.,Ltd.



2003 Achievements

- **Advanced Green Components joint venture**



2003 Achievements

- 40% debt-to-capital ratio

2003 Results



Net Sales ($M)
5,000
4,000
3,000
2,000
1,000
0
2,550
3,788
2002
2003



Earning Per Share
1.00
0.80
0.60
0.40
0.20
0.00
0.87
0.67
2002
2003

’03 Challenges ➡ ’04 Opportunities

Automotive manufacturing profitability ➡ Productivity improving 4th quarter


52G 41C

’03 Challenges ➡ ’04 Opportunities

Continued sluggish Industrial markets ➡ Industrial market recovery and global growth opportunities



’03 Challenges ➡ ’04 Opportunities

Steel raw material cost increases ➡ New surcharges and price increases



First Quarter 2004


AMERICA'S LARGEST CORPORATIONS
FORTUNE
2004
HUNDRED
50
YEARS OF THE
FORTUNE
500
SPECIAL ISSUE
TIMKEN
WORLDWIDE LEADER IN BEARINGS AND STEEL







chevymalibu



PT PLACE.COM


SINGAPORE
CANADA
Australia
BANCO DE ESPAÑA
MIL PESETAS
1000
UNITED STATES OF AMERICA


Boundless
Opportunities

Keys to Competitiveness

- Customer-driven innovation
- A focus on performance
- An adaptive management capability


Boundless
Opportunities
TIMKEN